Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

RUDOMINER, DAVID & ASSOCIATES, INC.

DATED: MAY 26, 1967

Burton B. Wiener, Esquire

12-45 River Road

Fair Lawn, New Jersey

CERTIFICATE OF INCORPORATION

OF

RUDOMINER, DAVID & ASSOCIATES, INC.

THIS IS TO CERTIFY that we, ARTHUR MINUSKIN, MILDRED HERSH and H. ROBERT MERRILL, do hereby associate ourselves into a corporation under and by virtue of the provisions of an act of legislature of the State of New Jersey (Revision of 1937) Title 14, and various supplements thereto and acts amendatory thereof and do severally agree to take the number of shares of capital stock set opposite our respective names.

FIRST: The name of the corporation is RUDOMINER, DAVID & ASSOCIATES, INC.

SECOND: The location of the principal office in this State is 12-45 River Road, Fair Lawn, New Jersey, and the name of the Statutory Agent therein and in charge thereof upon whom process against this corporation may be served is BURTON B. WIENER.

THIRD: The objects for which this corporation is formed are to plan, design and formulate advertising, merchandising and promotional programs, and to make, enter into, perform and carry out contracts and undertakings for such programs; for the analytical investigation of merchandising problems for business and commercial enterprises; to carry on in all its respective branches the business of a public relations and advertising agency, and such other occupations, enterprises and businesses as pertain to or are connected with all of the foregoing; to take over, acquire, purchase, lease or sell, hire, control, maintain and operate media lands and buildings for carrying on or pursuing any of the operations of the corporation.

Generally to buy, sell, import, export, manufacture, and deal in and with all kinds and descriptions of goods, wares and commodities.

To conduct its business and have one or more offices and unlimitedly and without restriction to hold, purchase, lease, mortgage and convey real and personal property in or out of the State and in such place and places in the several States of the United States as shall from time to time be found necessary or convenient for the purpose of the business of the company.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, maintain, work, develop, sell, convey, mortgage or otherwise dispose of, without limit as to amount, within or without the State of New Jersey, and in any part of the world, real estate and real property, and any interest and rights therein.

To borrow money, to make and issue promissory notes, bills of exchange, debentures and obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, to issue one or more classes of stock, with or without fixed or par value and to sell the one par value stock for such consideration as shall be determined by the Board of Directors.

To carry on any other business which may, in the discretion of the directors, seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of the company’s property, or

To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, either as holders of or interested in any property or otherwise, with all the powers now or hereafter conveyed by the laws of New Jersey upon corporations under the act herein referred to.

The Board of Directors shall have power and authority to sell, assign, transfer, convey, or otherwise dispose of the property and assets of the corporation, as an entirety or going concern, on such terms and conditions as the Board of Directors shall deem fit, right and just, whether for cash or for securities of one or more corporations.

Dividends may be declared and paid at such times as may be determined by the Board of Directors.

FOURTH: The total authorized capital stock of the corporation is one thousand shares of capital stock without nominal or par value.

FIFTH: The names and post office addresses of the incorporators and the number of shares subscribed for by each, the aggregate of which thirty shares is the amount of capital stock with which this company will commence business are as follows:

ARTHUR MINUSKIN	8-17 Norma Avenue Fair Lawn, N.J.	10 shares

MILDRED HERSH	12-31 Jerome Place Fair Lawn, N.J.	10 shares

H. ROBERT MERRILL	278 Pines Lake Dr. E. Wayne, N.J.	10 shares

SIXTH: The period of existence of this corporation is unlimited.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 26th day of May, 1967.

Signed, Sealed and Delivered in the	/s/	, L.S.
Presence of	ARTHUR MINUSKIN

/s/	/s/	, L.S.
LUCILLE ZALENSKI	MILDRED HERSH

	/s/	, L.S.
H. ROBERT MERRILL

2

STATE OF NEW JERSEY	)
) ss:
COUNTY OF BERGEN	)

BE IT REMEMBERED that on this 26th day of May, 1967, before me the subscriber, a notary public of New Jersey, personally appeared ARTHUR MINUSKIN, MILDRED HERSH and H. ROBERT MERRILL, who, I am satisfied, are the persons named in and who executed the foregoing certificate, and I, having first made known to them the contents thereof, they did each acknowledge that they signed, sealed and delivered the same as their voluntary act and deed for the uses and purposes therein expressed.

/s/
LUCILLE ZALENSKI
Notary Public of New Jersey
My Commission Expires 10/24/67

3

CERTIFICATE OF AMENDMENT

OF

RUDOMINER, DAVID & ASSOCIATES, INC.

The Board of Directors of RUDOMINER, DAVID & ASSOCIATES, INC., a corporation of New Jersey, on this 31st day of December, 1968, do hereby resolve and declare that it is advisable that the name of the corporation be changed from RUDOMINER, DAVID & ASSOCIATES, INC. to FEDERATED FRANCHISES, INC., and that the capital stock of the corporation be changed from 1,000 shares of common stock without nominal or par value to 1,000,000 shares of common stock with a par value of $.01 per share, fully paid and non-assessable, with full voting powers.

CERTIFICATE OF CHANGE

RUDOMINER, DAVID & ASSOCIATES, INC., a corporation of New Jersey, doth hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors by a unanimous vote of the members thereof at a meeting held therein stated.

/s/
JULIUS RUDOMINER, President

/s/
IRVING DAVIDOFF, Secretary

ATTEST:

/s/
IRVING DAVIDOFF, Secretary

STATE OF NEW JERSEY	)
) ss:
COUNTY OF BERGEN	)

Be it Remembered, that on this 31st day of December, 1968, before me, the subscriber, a notary public of New Jersey, personally appeared Irving Davidoff, Secretary of RUDOMINER, DAVID & ASSOCIATES, INC., the corporation named in and which executed the foregoing certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said corporation certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that Julius Rudominer is President of said corporation; that he saw said Julius Rudominer as such president sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and thereunto duly authorized, of more than two-thirds in interest of each class of said stockholders having voting powers, for the uses and purposes therein expressed; and that said Irving Davidoff signed his name thereto at the same time as subscribing witness.

/s/
IRVING DAVIDOFF

Sworn and Subscribed to before

me the day and year aforesaid.

/s/
LUCILLE ZALENSKI
Notary Public of New Jersey
My Commission Expires 10/23/72

2

CERTIFICATE OF AMENDMENT

OF

FEDERATED FRANCHISES, INC.

The Board of Directors of Federated Franchises, Inc., a corporation of New Jersey, on this 10th day of October, 1975, do hereby resolve and declare that it is advisable that the name of the corporation by changed from Federated Franchises, Inc. to the name of “Sinequanon Corporation”, and that the authorized capital of the corporation to be increased to $100,000.00 to be divided into ten million shares of common stock with the par value of $.01 per share fully paid and non-assessable, with full voting powers.

CERTIFICATE OF CHANGE

Federated Franchises, Inc., a corporation of New Jersey, doth hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors by a unanimous vote of one number thereof at a meeting held as therein stated.

.	/s/
William L. Campbell
President

/s/
Carol M. Campbell
Secretary

Attest:

/s/
Carol M. Campbell

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

SINEQUANON CORPORATION

(For Use by Domestic Corporations Only)

To:	The Secretary of State State of New Jersey

“FEDERAL EMPLOYER IDENTIFICTION NO.”

82-337600

Pursuant to the provisions of Section 14A:9-2(4) and Sectian14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following CertiScate.of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:             Sinequanon Corporation

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 5th day of November, 1990.

Resolved that Articles First and Fourth of the Certificate of Incorporation be amended to read as follows:

SEE EXHIBIT A ATTACHED

3. The number of shares outstanding at the time of the adoption of the amendment was: 4,918,830. The total number of shares entitled to vote thereon was: 4,918,830. If the shares of any class or series of shares are entitled to vote therein as a class, set forth below the designation and number of outstanding shaves entitled to vote thereon of each such class or series. (Omit if not applicable).

N/A

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
Article First 4,313,630	None
Article Fourth 4,313,330	300

(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes. Omit this clause if not applicable.)

5. The stated capital of the corporation is reduced in the following amount:                                 . The manner in which the reduction is effected is as follows:

The amount of stated capital of the corporation after giving effect to the reduction is $                    . (Must be set forth in dollars.)

6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

(Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

7. The effective date of this Amendment to the Certificate of Incorporation shall be                                          .

Dated this 6th day of Novembert, 1999.

SINEQUANON CORPORATION

By:	/s/ *

(signature)

W. Keith R. Watson, Vice President

(Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

Return to:

Secretary of State

CN 300

Trenton, NJ     08625

Attn: Corporation Filing

Filing Fee: $50.00

NOTE: No recording fees will be assessed.

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EXHIBIT A

Certificate of Amendment to the Certificate of Incorporation of

SINEQUANON CORPORATION

Resolved, that Article “First” of the Certificate of Incorporation be amended to read as follows:

“The name of the Corporation shall be

SYNTHETIC BLOOD INTERNATIONAL, INC.”

Resolved, that Article “Fourth” of the Certificate of Incorporation be amended to read as follows:

“The Capital Stock of the Corporation shall consist

of 100,000,000 (one hundred million) shares of common

stock having a par value of $0.01 per share.”

November 6, 1990	SINEQUANON CORPORATION

/s/
W. Keith R. Watson,
Vice President

3

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

SYNTHETIC BLOOD INTERNATIONAL, INC.

To:	The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Synthetic Blood International, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 23rd day of May, 1996:

Resolved, that the Certificate of Incorporation be amended to add new Article Seventh, to read as follows:

Shareholders of the corporation shall have no preemptive or preferential rights to subscribe for or purchase any shares of any class of stock, whether now or hereafter authorized, or any obligations, bonds or other securities convertible into shares or securities.

3. The number of shares entitled to vote upon the amendment was 29,239,082.

4. That in lieu of a meeting and a vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is 21,602,910 shares. The amendment was approved by the written consent of shareholders holding more than two-thirds of the outstanding voting stock of the corporation.

Dated this 29th day of May, 1996.

Synthetic Blood International, Inc.

By:	/s/
Robert Larsen, Vice President

C-102a Rev 12/93

New Jersey Department of the Treasury

Division of Revenue

Certificate Of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3); Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

5. The name of the corporation is:             Synthetic Blood International, Inc.

6. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by shareholders of the corporation on the 20th day of October, 2000:

Resolved, that Article              of the Certificate of Incorporation be amended to read as follows:

See EXHIBIT “A”

7. The number of shares outstanding at the time of the adoption of the amendment was: 85,735,042. The total number of shares entitled to vote thereon was: 85,735,042.

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable)

N/A

8. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
Proposal 1 58,188,027	1,601,261
Proposal 2 57,667,139	2,073,027

9. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

N/A

10. Other provisions: (Omit if not applicable).

By:	/s/
Robert Nicora, President

Dated this 13th day of February, 2001.

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EXHIBIT A

TO FORM C-102 A

Certificate Of Amendment To The

Certificate Of Incorporation On

SYNTHETIC BLOOD INTERNATIONAL, INC.

Resolved, that Article “Fourth” of the Certificate of Incorporation be amended to read as follows:

“The Capital Stock of the Corporation shall consist of 100,000,000 (one hundred million) shares of commons tock having a par value of $0.01 per share,” AND 10,000,000 (ten million) shares of undesignated preferred stock, with rights, preferences and privileges of one or more series of the preferred stock without further vote of the shareholders.

Resolved, that an additional article headed – SEVENTH:

Requiring amendments to the Certificate of Incorporation to be a simple majority of the shares entitled to vote.

October 20, 2000	Synthetic Blood International, Inc.

/s/
Robert Nicora
President

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New Jersey Department of the Treasury

Division of Revenue

Certificate Of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3); Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

11. The name of the corporation is:             Synthetic Blood International, Inc.

12. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by shareholders of the corporation on the 10th day of April, 2002.

Resolved, that Article Fourth of the Certificate of Incorporation be amended to read as follows:

The Capital Stock of the Corporation shall consist of 200,000,000 (two hundred million) shares of common stock having a par value of $0.01 per share, AND 10,000,000 (ten million) shares of undesignated preferred stock; with rights, preferences and privileges of one or more series of the preferred stock without further vote of the shareholders.

13. The number of shares outstanding at the time of the adoption of the amendment was: 87,767,245. The total number of shares entitled to vote thereon was: 87,767,245.

14. The number of shares voting for and against such amendment is as follows:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
Proposal 1 72,329,182	1,089,557

By:	/s/
Robert Nicora, President

Dated this 25th day of June, 2002.